Exhibit 99.1

OncoSec Medical Appoints Dr. Mai H. Le to Position of Chief Medical Officer and Names Dr. Robert H. Pierce as Chief Scientific Officer

Dr. Le To Oversee OncoSec’s Clinical Development and Regulatory Programs; Dr. Pierce to Grow R&D Pipeline

SAN DIEGO — September 16, 2014 — — OncoSec Medical Inc. (OTCQB: ONCS), a company developing DNA-based intratumoral cancer immunotherapies, has appointed Mai H. Le, M.D. to the position of Chief Medical Officer. In this role, Dr. Le will oversee worldwide clinical development and regulatory activities for OncoSec’s intratumoral cancer immunotherapy programs. In addition, Robert Pierce, M.D., who previously served as Chief Medical Officer, has been named to the newly created position of Chief Scientific Officer and Global Head of R&D. Furthermore, Tu Diep, M.Sc., who has served as Executive Director, Clinical Development, will now assume the position of Vice President of Operations.

Punit Dhillon, President and CEO, said, “These changes enhance OncoSec’s R&D capabilities and add valuable insight and expertise at a time when the Company is making significant steps toward advancing its growing pipeline and becoming a key player in the emerging field of intratumoral immunotherapy.”

Dr. Le has a strong background in drug development, with extensive experience in clinical research and regulatory affairs. Prior to joining OncoSec, Dr. Le was medical director at Calithera Biosciences, Inc., where she formulated and launched the early clinical development plans for a novel small molecule inhibitor of glutaminase for a variety of solid and hematological tumor indications. From 2008 to 2013, she was associate medical director and medical director at Proteolix, Inc., Onyx Pharmaceuticals, Inc. and Plexxikon Inc. Her work at Proteolix and, later, Onyx Pharmaceuticals, was critical to the accelerated approval of carfilzomib (Kyprolis®), a second-generation proteasome inhibitor for the treatment of relapsed/refractory multiple myeloma. Prior to entering medical school, Dr. Le managed clinical trials for PAREXEL International Corporation in Waltham, Massachusetts. Dr. Le received her medical degree at the University of Rochester School of Medicine and Dentistry and completed her residency in Clinical Pathology/Laboratory Medicine at the University of California at San Francisco. She received her bachelor of arts in biology from Cornell University.

Mr. Dhillon said, “Dr. Le brings a wealth of experience leading successful development efforts for multiple cancer therapeutics. Her expertise will prove invaluable to our current research and clinical development efforts in intratumoral cancer immunotherapy, specifically in advancing our melanoma program forward toward commercialization.”

Dr. Le said, “I am deeply impressed by OncoSec’s innovative drug development approach, as well as the Company’s ability to put science and patients at the core of its values. I’m very excited to work alongside such a dedicated team and look forward to contributing my best to help bring this technology to patients in need.”

In his new role of Chief Scientific Officer, Dr. Pierce will lead an integrated approach to building a pipeline of new clinical candidates and devices focused on intratumoral immunotherapy.

Mr. Dhillon said, “Dr. Pierce has been successful in transforming our business since joining OncoSec in October 2013. We now have a clear strategy for advancing our flagship program, intratumoral IL-12, toward commercialization in melanoma. In addition, Dr. Pierce has spearheaded the development of an internal R&D organization, which we believe is the cornerstone of our Company’s future, as we expand our existing intratumoral electroporation platform to build out a pipeline of potential agents for patients with cancer. Dr. Pierce’s extensive multidisciplinary expertise in drug development and immunotherapy, in particular his experience with the development of Merck’s anti-PD-1 drug, make him an excellent fit for the role.”

Dr. Pierce said, “With the growth of our R&D efforts, it is in the Company’s best interest to differentiate the Chief Medical Officer and Chief Scientific Officer roles. As CSO, I’m looking forward to leading our talented R&D team to fulfill our mission and find new ways to discover, develop and deliver innovative immunotherapy products. I am confident Mai and the rest of the team will strive toward delivering on the Company’s vision of becoming a leading company focused on intratumoral cancer immunotherapy.”

Mr. Diep has been a key member of OncoSec’s core management team since its founding, and will continue his invaluable work with the Company as Vice President of Operations. He will be responsible for leading corporate operations, including business development and licensing, commercial planning, and maintaining his ongoing responsibilities in supporting clinical development of the Company’s ImmunoPulse pipeline.

Since joining OncoSec in March 2011, Mr. Diep has held positions of increasing responsibility, initially as Director of Corporate Communications and Development, where he managed the Company’s communications strategy and supported the early development of the Phase II clinical trials. From there, he moved into the role of Executive Director, Clinical Development where he has been integral in the management and execution of the ImmunoPulse program. Prior to joining OncoSec, he spent four years at Protox Therapeutics Inc. (now Sophiris Inc.), where he gained extensive experience in preclinical research and development, clinical protocol development and design, clinical operations and biologics manufacturing. Mr. Diep holds a masters of science in physiology from the University of Toronto.

Mr. Dhillon said, “Tu is a highly accomplished industry executive with extensive clinical and operational experience, and will be an outstanding addition to our management team. His impressive background and demonstrated leadership skills will be key as we continue to build the corporate infrastructure necessary to support the planned development of our clinical pipeline and seek to maximize the significant opportunities ahead for ImmunoPulse.”

About OncoSec Medical Inc.

OncoSec Medical Inc. is a biopharmaceutical company developing its ImmunoPulse immunotherapy to treat solid tumors. OncoSec Medical’s core technology leverages a proprietary electroporation platform to enhance the local delivery and uptake of DNA IL-12 and other DNA-based immune-modulating agents. Clinical studies of ImmunoPulse have demonstrated an acceptable safety profile and preliminary evidence of anti-tumor activity in the treatment of various skin cancers, as well as the potential to initiate a systemic immune response without the systemic toxicities associated with other treatments. OncoSec’s clinical programs currently include three Phase 2 trials targeting metastatic melanoma, Merkel cell carcinoma and cutaneous T-cell lymphoma, conducted in collaboration with several prominent academic medical centers. As the company continues to evaluate ImmunoPulse in these indications, it is also investigating additional indications and combination therapeutic approaches. For more information, please visit www.oncosec.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to raise additional funding, our ability to acquire, develop or commercialize new products, uncertainties inherent in pre-clinical studies and clinical trials, unexpected new data, safety and technical issues, competition, and market conditions. These and additional risks and uncertainties are more fully described in OncoSec Medical’s filings with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. OncoSec Medical disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

CONTACT:

Investor Relations:

Jordyn Kopin

OncoSec Medical Inc.

855-662-6732

investors@oncosec.com

Public Relations:

Laura Radocaj

Dian Griesel, Int’l.

212-825-3210

lradocaj@dgicomm.com